EXHIBIT 21.1
LIST OF SUBSIDIARIES

Entity Name	Jurisdiction
AET Holdings Limited	Mauritius
CertainSource Technology Group Inc.	Texas
CST Real Estate LLC	Texas
Davos Group Limited	British Virgin Islands
Hadco Corporation	Massachusetts
Hadco Santa Clara, Inc.	Delaware
Primary Sourcing Corp.	Texas
Sanmina (B.V.I.) Ltd	British Virgin Islands
Sanmina Bulgaria EOOD	Bulgaria
Sanmina Dutch Holdings B.V.	Netherlands
Sanmina Enclosures Systems Hungary Limited Liability Company	Hungary
Sanmina Holdings, Inc.	Delaware
Sanmina Ireland Unlimited Company	Ireland
Sanmina Tech Services Private Limited	India
Sanmina-SCI (China) Limited	Hong Kong
Sanmina-SCI (H.K.) Limited	Hong Kong
Sanmina-SCI (Shenzhen) Limited	China
Sanmina-SCI AB	Sweden
Sanmina-SCI Central Services	France
Sanmina-SCI Circuits (Wuxi) Co., Ltd	China
Sanmina-SCI Corporation (Malaysia) Sdn Bhd	Malaysia
Sanmina-SCI Corporation Africa (Pty) Ltd.	South Africa
Sanmina-SCI Corporation Colombia S.A.S.	Colombia
Sanmina-SCI Czech Republic s.r.o.	Czech Republic
Sanmina-SCI de Mexico S.A. de C.V.	Mexico
Sanmina-SCI do Brasil Integration Ltda.	Brazil
Sanmina-SCI do Brasil Ltda.	Brazil
Sanmina-SCI do Brasil Technology Ltda.	Brazil
Sanmina-SCI Dutch Holdings B.V.	Netherlands
Sanmina-SCI Electronics Pte. Ltd.	Singapore
Sanmina-SCI EMS Haukipudas Oy	Finland
Sanmina-SCI Germany GmbH	Germany
Sanmina-SCI Holding (Thailand) Limited	Thailand
Sanmina-SCI Holding GmbH & Co. KG	Germany
Sanmina-SCI Hungary Electronics Manufacturing LLC	Hungary
Sanmina-SCI Hungary Holding Limited Liability Company	Hungary
Sanmina-SCI India Private Limited*	India
Sanmina-SCI Israel EMS Ltd.	Israel
Sanmina-SCI Israel Medical Systems Ltd	Israel
Sanmina-SCI Pte. Ltd.	Singapore
Sanmina-SCI RSP de Mexico, S.A. de C.V.	Mexico
Sanmina-SCI Systems (Kunshan) Co., Limited	China
Sanmina-SCI Systems (Malaysia) Sdn. Bhd.	Malaysia
Sanmina-SCI Systems (Thailand) Ltd.	Thailand
Sanmina-SCI Systems Australia Pty Ltd	Australia

Entity Name	Jurisdiction
Sanmina-SCI Systems de Mexico S.A. de C.V.	Mexico
Sanmina-SCI Systems Holdings, LLC	Delaware
Sanmina-SCI Systems Ireland Limited	Ireland
Sanmina-SCI Systems Israel LTD.	Israel
Sanmina-SCI Systems Japan, Ltd.	Japan
Sanmina-SCI Systems Singapore Pte. Ltd.	Singapore
Sanmina-SCI Systems Tel Aviv Ltd.	Israel
Sanmina-SCI Technology India Private Ltd**	India
Sanmina-SCI Technology Limited	Cayman Islands
Sanmina-SCI U.K. Limited	United Kingdom
SCI Brockville Corp.	Canada
SCI Technology, Inc.	Alabama
SensorWise, Inc.	Texas

* Held as a joint venture with Reliance Strategic Business Ventures Limited.
** Wholly-owned subsidiary of Sanmina-SCI India Private Limited.